Exhibit 99.1

CONTACT:
Jeffrey D. Pribor
Chief Financial Officer
General Maritime Corporation
(212) 763-5600

GENERAL MARITIME CORPORATION ANNOUNCES SELECTED
THIRD QUARTER AND NINE MONTHS 2011 FINANCIAL RESULTS

New York, New York, November 2, 2011 - General Maritime Corporation (NYSE: GMR) today announced selected financial results for the three and nine months ended September 30, 2011.

Financial Review: Third Quarter 2011

For the three months ended September 30, 2011, excluding certain estimated non-cash items described below, the Company recorded a net loss of $55.1 million or $0.46 basic and $0.46 diluted loss per share for the quarter compared to a net loss of $24.9 million or $0.29 basic and $0.29 diluted loss per share for the prior year period.  Non-cash items for the three months ended September 30, 2011 include a $10.7 million impairment relating to the Genmar Revenge which was classified as “held-for-sale” in August 2011, a $1.2 million loss relating to the disposal of vessel equipment as well as a $29.7 million mark-to-market unrealized gain on the warrants issued in connection with the Oaktree refinancing.  Non-cash items for the prior year period included $1.1 million of non-cash other expenses and a small loss on the disposal of vessel equipment.   The increase in net loss was primarily the result of a decrease of approximately 52.8% in spot TCE rates to $8,455 per day for the three months ended September 30, 2011 compared to $17,899 per day for the prior year period, as well as an increase of approximately 46.1% in net interest expense to $31.2 million for the three months ended September 30, 2011 compared to $21.4 million for the prior year period.

The Company recorded a net loss of $37.2 million or $0.31 basic and $0.31 diluted loss per share for the three months ended September 30, 2011 compared to net loss of $26.0 million or $0.30 basic and $0.30 diluted loss per share for the three months ended September 30, 2010.

Net voyage revenue, which is gross voyage revenues minus voyage expenses unique to a specific voyage (including port, canal and fuel costs), decreased approximately 34.1% to $37.9 million for the three months ended September 30, 2011 compared to $57.6 million for the three months ended September 30, 2010.  This decrease is primarily due to decreases in estimated time charter and spot TCE rates for the three months ended September 30, 2011 compared to the prior year period.  In addition to the decline in spot TCE rates discussed above, the average time charter rate earned on the Company’s vessels decreased approximately 22.9% to $15,731 from $20,411 for the same periods.

Adjusted EBITDA (which is calculated in accordance with the methodology set forth in the Reconciliation Rider below), for the three months ended September 30, 2011 decreased approximately 91.1% to $2.1 million compared to $24.1 million for the prior year period (see below for a reconciliation of Adjusted EBITDA to net loss).

Total vessel operating expenses, which are direct vessel operating expenses and general and administrative expenses, increased approximately 0.7% to $35.9 million for the three months ended September 30, 2011from $35.7 million for the three months ended September 30, 2010.  Total vessel operating expenses is a measurement of the Company’s total expenses associated with operating its vessels.

Direct vessel expenses increased by approximately 1.6% to $26.8 million for the three months ended September 30, 2011 compared to $26.3 million for the prior year period.  Over the same periods, daily direct vessel expenses increased approximately 0.8% from $8,486 per day to $8,556 per day. This estimated increase reflects higher crew costs for the Company’s Suezmax and Aframax vessels during the three months ended September 30, 2011 compared to the prior year period. In addition, maintenance and repair costs for certain Suezmax and Aframax vessels were higher for vessels undergoing external repairs during the three months ended September 30, 2011 compared to the prior year period. Suezmax daily direct vessel expenses increased approximately 4.6% to $8,405 per day for the three months ended September 30, 2011 from $8,034 per day for the prior year period. Daily expenses for the Aframax fleet increased approximately 6.4% to $9,010 per day for the three months ended September 30, 2011 compared to $8,468 for the prior year period. Partially offsetting the increased costs for Suezmaxes and Aframaxes, was a decrease in daily costs on the Company’s VLCCs for the three months ended September 30, 2011 compared to the prior year period as well as higher costs associated with main engine spares on the Genmar Victory for the three months ended September 30, 2010 which did not recur in the three months ended September 30, 2011. VLCC daily direct vessel costs decreased by approximately 14.4% to $9,382 per day for the three months ended September 30, 2011 from $10,961 per day for the prior year period. Costs associated with the Panamax fleet were essentially flat from the prior year period. Costs associated with the Handymax fleet were slightly lower than the prior year period due to higher stores and repair costs associated with the Genmar Concord in the prior year period which did not recur in the three months ended September 30, 2011.

General and administrative costs decreased by approximately 1.8% to $9.2 million for the quarter ended September 30, 2011 compared to $9.3 million for the prior year period. This reflects an estimated increase of $2.1 million relating to additional professional fees incurred with planning for a possible corporate restructuring and other bank amendments a decrease of $1.8 million due to lower personnel costs in the New York office as well as a $0.3 million decrease in certain reserve accounts compared to the prior year period.

Financial Review: Nine Months Ended September 30, 2011

For the nine months ended September 30, 2011, excluding a $44.3 million mark-to-market unrealized gain on the warrants issued in connection with the Oaktree refinancing, the $10.7 million impairment relating to the Genmar Revenge mentioned above, a $6.1 million loss on the disposal of vessel equipment and a $1.8 million impairment of goodwill, the Company reported a net loss of $118.4 million or $1.12 basic and $1.12 diluted loss per share for the nine months ended September 30, 2011. Net loss for the prior year period, excluding $1.3 million non-cash loss for other expenses and loss on disposal of vessel equipment, was $48.1 million or $0.72 basic and $0.72 diluted loss per share.

Net loss for the nine months ended September 30, 2011 was $92.7 million or $0.88 basic and $0.88 diluted loss per share, compared to a net loss of $49.4 million or $0.74 basic and $0.74 diluted loss per share for the prior year period.

The net loss was primarily due to a decrease of approximately 23.3% in full fleet TCE to $16,812 per day for the nine months ended September 30, 2011 from $21,915 per day for the prior year period.  Additionally, direct vessel expenses and net interest expense increased approximately 12.4% to $84.1 million and approximately 37.0% to $81.1 million, respectively, for the nine months ended September 30, 2011 from $74.9 million and $59.2 million for the prior year period.

Adjusted EBITDA decreased approximately 54.0% to $39.3 million for the nine months ended September 30, 2011, compared to $85.5 million for the prior year period (see below for a reconciliation of Adjusted EBITDA to net loss).  Net cash used by operating activities was $7.8 million for the nine months ended September 30, 2011, compared to net cash provided by operating activities of $21.9 million for the prior year period. Total vessel operating expenses increased approximately 8.7% to $112.4 million for the nine months ended September 30, 2011, compared to $103.4 million for the prior year period.

Summary Consolidated Financial and Other Data

The following table summarizes General Maritime Corporation’s selected consolidated financial and other data for the three and nine months ended September 30, 2011 and 2010.  Attached to this press release is an Appendix, which contains additional financial, operational and other data for the three and nine months ended September 30, 2011 and 2010.

	Three months ended		Nine months ended
	September-11	September-10	September-11	September-10

INCOME STATEMENT DATA
(Dollars in thousands, except per share data)
Voyage revenues	$74,851	$98,264	$282,987	$287,287
Voyage expenses	(36,948)	(40,707)	(132,540)	(102,825)
Net voyage revenues	37,903	57,557	150,447	184,462
Direct vessel expenses	26,764	26,331	84,112	74,857
Bareboat lease expenses	2,483	-	6,524	-
General and administrative expenses	9,174	9,343	28,267	28,493
Depreciation and amortization	23,339	25,413	68,851	70,014
Goodwill impairment	-	-	1,818	-
Loss on impairment of vessel	10,684	-	10,684	-
Loss (gain) on disposal of vessels and vessel equipment	1,181	29	6,116	560
Operating (loss) income	(35,722)	(3,559)	(55,925)	10,538
Net interest expense	31,244	21,379	81,137	59,228
Other (income) expense	(29,738)	1,095	(44,337)	731
Net (loss)	$(37,228)	$(26,033)	$(92,725)	$(49,421)

Basic (loss) earnings per share	$(0.31)	$(0.30)	$(0.88)	$(0.74)

Diluted (loss) earnings per share	$(0.31)	$(0.30)	$(0.88)	$(0.74)

Weighted average shares outstanding, thousands	118,601	86,304	105,887	66,892
Diluted average shares outstanding, thousands	118,601	86,304	105,887	66,892

	Three months ended		Nine months ended
	September-11	September-10	September-11	September-10
OTHER FINANCIAL DATA
(dollars in thousands)
Net cash provided (used) by operating activities	$(7,405)	$15,643	$(7,832)	$21,932
Net cash provided (used) by investing activities	(2,232)	(415,960)	15,116	(477,389)
Net cash provided (used) by financing activities	(11,061)	307,546	13,840	461,995
Capital expenditures
Vessel sales (purchases), including deposits	(1,845)	(422,758)	18,704	(484,853)
Drydocking or capitalized survey or improvement costs	(3,119)	(2,836)	(11,348)	(8,639)

FLEET DATA
Total number of vessels at end of period	34	36	34	36
Average number of vessels (1)	34.0	33.7	34.6	31.9
Total voyage days for fleet (2)	3,003	3,012	8,949	8,417
Total time charter days for fleet	1,720	1,451	4,519	4,535
Total spot market days for fleet	1,283	1,561	4,430	3,882
Total calendar days for fleet (3)	3,128	3,103	9,440	8,714
Fleet utilization (4)	96.0%	97.1%	94.8%	96.6%

AVERAGE DAILY RESULTS
Time Charter equivalent (5)	$12,622	$19,109	$16,813	$21,915
Direct vessel operating expenses per vessel (6)	8,556	8,486	8,910	8,590
General and administrative expense per vessel (7)	2,933	3,011	2,994	3,270
Total vessel operating expenses (8)	11,489	11,497	11,905	11,860

(1)
Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was part of our fleet during the period divided by the number of calendar days in that period

(2)	Voyage days for fleet are the total days our vessels were in our possession for the relevant period net of off hire days associated with major repairs, drydockings or special or intermediate surveys.
(3)	Calendar days are the total days the vessels were in our possession for the relevant period including off hire days associated with major repairs, drydockings or special or intermediate surveys.
(4)	Fleet utilization is the percentage of time that our vessels were available for revenue generating voyage days, and is determined by dividing voyage days by calendar days for the relevant period.
(5)
Time Charter Equivalent, or TCE, is a measure of the average daily revenue performance of a vessel on a per voyage basis.  Our method of calculating TCE is consistent with industry standards and is determined by dividing net voyage revenue by voyage days

(6)
Daily direct vessel operating expenses, or DVOE, is calculated by dividing DVOE, which includes crew costs, provisions, deck and engine stores, lubricating oil, insurance and maintenance and repairs, by calendar days for the relevant time period.

(7)	Daily general and administrative expense is calculated by dividing general and administrative expenses by vessel calendar days.
(8)
Total Vessel Operating Expenses, or TVOE, is a measurement of our total expenses associated with operating our vessels.  Daily TVOE is the sum of daily direct vessel operating expenses, or DVOE, and daily general and administrative expenses.

General Maritime Corporation’s Fleet

As of November 2, 2011, General Maritime Corporation’s fleet consists of 7 VLCCs, 12 Suezmaxes, 8 Aframaxes, 2 Panamaxes and 1 Handymax. Additionally, there are 3 Handymaxes chartered-in on bareboat charters. The total owned deadweight tonnage (DWT) is approximately 5.1 million. The total controlled DWT for the 33 vessels is 5.2 million. The weighted average age of the controlled fleet is currently 8.1 years old.

The table below outlines the Company’s vessels which are on time charter as of November 2, 2011, their charter rates and the expiration dates for the charters. Currently, the Company has 12 vessels or 35% of its fleet on time charter.

Time Charter Profile

Vessel	Vessel Type	Expiration Date		Daily Rate (1)

Genmar Ajax	Aframax	June 22, 2012		$13,750
Genmar Atlas	VLCC	July 4, 2012		$15,000	(2)
Genmar Companion	Panamax	February 10, 2013		$16,500	(3)
Genmar Compatriot	Panamax	February 23, 2013		$16,500	(3)
Genmar Concept	Handymax	July 4, 2012		$14,000
Genmar Concord	Handymax	March 30, 2013		$12,000	(4)
Genmar Consul	Handymax	February 7, 2013		$12,000	(4)
Genmar Contest	Handymax	July 4, 2012		$14,000
Genmar Harriet G	Suezmax	August 17, 2013	(*)	$20,750	(5)
Genmar Poseidon	VLCC	July 19, 2012		$15,000	(2)
Genmar Strength	Aframax	August 31, 2012		$18,500
Genmar Victory	VLCC	February 11, 2012	(*)	$40,500	(6)

(1)	Before brokers' commissions.
(2)	Charter is a floor of $15,000 and 50/50 profit sharing above a ceiling of $30,000 per day
(3)	Beginning in February 2012, charter rate adjusts to $15,000 per day for 12 months with 50/50 profit sharing
(4)	Beginning in February 2012, charter rate adjusts to $14,000 per day for 6 months, then to $16,000 per day for 6 months
(5)	Beginning in August 2012, charter rate adjusts to $22,750 per day; 1-year additional option period at $23,750 per day with 50/50 profit sharing
(6)	Optional 12 month period begins January 2012 at $40,000 per day with 50/50 profit sharing
(*)	Charter end date excludes periods that are at the option of the charterer
Note:	Genmar Ajax replaced the Genmar Alexandra Time Charter - Genmar Ajax to resume charter on November 4, 2011

Heidmar Pool Update

On July 5, 2011, the Company announced it had agreed to enter into the Seawolf Pool managed by Heidmar Inc. for the commercial management of its 7 VLCCs. Four vessels are currently trading in the pool (the Genmar Ulysses, Genmar Zeus, Genmar Vision and Genmar Hercules). The Genmar Victory is expected to enter the pool upon the completion of is time charter in February 2012.

Additionally, the Genmar Atlas and the Genmar Poseidon are on time charters to Heidmar for a 12-month period at market rates subject to a floor of $15,000 per day and a profit share of 50/50 above $30,000 per day.  Heidmar deploys these vessels in the Seawolf Pool.

Sale of Genmar Revenge

On October 4, 2011, the Company entered into a Memorandum of Agreement (the “MOA”) for the sale of the Genmar Revenge (’94 Aframax) for net sales proceeds of $8.1 million. The sale closed on October 26, 2011.  The vessel was otherwise due for drydock in Q4 2011 for total costs of approximately $3-4 million.  Pursuant to its credit agreements, the Company used all of the proceeds to repay first lien debt.

About General Maritime Corporation

General Maritime Corporation is a leading crude and products tanker company serving principally within the Atlantic basin, which includes ports in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe and the North Sea. General Maritime also currently operates tankers in other regions including the Black Sea and Far East. General Maritime owns a fully double-hull fleet of 30 tankers – seven VLCC, twelve Suezmax, eight Aframax and two Panamax tankers and one products tanker – with a total carrying capacity of approximately 5.1 million DWT. The Company also has three product tankers that are chartered-in with options to purchase the vessels. The Company controls tonnage totaling 5.2 million DWT including the owned fleet and the chartered-in fleet.

Previously Announced Conference Call

The Company has previously announced that it is reviewing its financing options and considering various alternatives with respect to the restructuring of its capital structure.  Therefore, the Company will not hold the conference call to discuss the Company's results for the third quarter of 2011, previously scheduled for Thursday, November 3, 2011 at 8:30 a.m. Eastern Time.  The Company notes that it is not in any way providing any comments or updating its prior disclosures regarding these matters in this press release.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations. Included among the factors that, in the Company's view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following: loss or reduction in business from the Company’s significant customers; the failure of the Company’s significant customers to perform their obligations owed to us; changes in demand; a material decline in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; actions by the courts, the U.S. Coast Guard, the U.S. Department of Justice or other governmental authorities and the results of the legal proceedings to which the Company or any of its vessels may be subject; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the Company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, the Company’s anticipated drydocking or maintenance and repair costs); changes in the itineraries of the Company’s vessels; adverse changes in foreign currency exchange rates affecting the Company’s expenses; the Company’s  ability to borrow under the credit facilities; the Company’s ability to timely and effectively implement and execute its plans to restructure its capital structure; the Company’s ability to arrange and consummate financing or sale transactions or to access capital; the extent to which the Company’s operating results continue to be affected by weakness in market conditions and charter rates; whether the Company is able to generate sufficient cash flows to meet its liquidity needs, service its indebtedness and finance the ongoing obligations of its business; financial market conditions and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2010 and its subsequent reports on Form 10-Q and Form 8-K.

This press release is not an offer to purchase or sell, or a solicitation of an offer to purchase or sell, any securities of the Company.

THREE MONTHS ENDED

	VLCC Fleet			Suezmax Fleet			Aframax Fleet
	% Change From Prior Period	September-11	September-10	% Change From Prior Period	September-11	September-10	% Change From Prior Period	September-11	September-10
		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period

Net Voyage Revenues	-30.7%	7,948	11,475	-35.5%	13,725	21,277	-47.5%	8,478	16,137
$ 1,000's		21%	20%		36%	37%		22%	28%

Average Daily TCE	-51.5%	13,166	27,125	-40.4%	12,561	21,087	-28.1%	11,234	15,621

Time Charter Revenues	19.1%	7,335	6,159	-5.4%	5,117	5,411	-27.0%	6,850	9,378
$ 1,000's		27%	21%		19%	18%		25%	32%

Spot Charter Revenues	-88.5%	613	5,316	-45.7%	8,608	15,866	-75.9%	1,629	6,759
$ 1,000's		6%	19%		79%	57%		15%	24%

Calendar Days	48.0%	644	435	9.1%	1,104	1,012	-25.0%	828	1,104
		21%	14%		35%	33%		26%	36%

Vessel Operating Days	42.8%	604	423	8.3%	1,093	1,009	-26.9%	755	1,033
		20%	14%		36%	33%		25%	34%

Capacity Utilization		93.8%	97.2%	-0.7%	99.0%	99.7%	-2.5%	91.2%	93.6%

# Days Vessels on Time Charter	189.6%	559	193	13.0%	208	184	-23.9%	401	527
		33%	13%		12%	13%		23%	36%

# Days Vessels on Spot Charter	-80.4%	45	230	7.3%	885	825	-30.2%	353	506
		4%	15%		69%	53%		28%	32%

Average Daily Time Charter Rate	-58.9%	13,124	31,911	-16.2%	24,656	29,409	-4.1%	17,072	17,796

Average Daily Spot Charter Rate	-40.7%	13,711	23,114	-49.4%	9,725	19,232	-65.5%	4,608	13,358

Daily Direct Vessel Expenses	-14.4%	9,382	10,961	4.6%	8,405	8,034	6.4%	9,010	8,468
(per Vessel)

Average Age of Fleet at End of Period (Years)		6.9	5.9		7.4	8.8		13.2	13.9

# Vessels at End of Period	0.0%	7	7	9.1%	12	11	-25.0%	9	12.0
		21%	19%		35%	31%		26%	33%

Average Number of Vessels	48.0%	7.0	4.7	9.1%	12.0	11.0	-25.0%	9.0	12.0
		21%	14%		35%	33%		26%	33%

DWT at End of Period	0.0%	2,183	2,183	0.0%	1,691	1,691	0.0%	1,208	1,208
1,000's		40%	40%		31%	31%		22%	22%

THREE MONTHS ENDED

	Panamax Fleet			Handymax Fleet			Total Fleet
	% Change From Prior Period	September-11	September-10	% Change From Prior Period	September-11	September-10	% Change From Prior Period	September-11	September-10
		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period		Amount	Amount

Net Voyage Revenues	-20.0%	2,747	3,434	-4.4%	5,004	5,234	-34.1%	37,903	57,557
$ 1,000's		7%	6%		13%	9%

Average Daily TCE	-20.0%	14,928	18,661	-5.7%	13,598	14,419	-33.9%	12,622	19,109

Time Charter Revenues	-20.0%	2,747	3,434	-4.4%	5,004	5,234	-8.7%	27,053	29,616
$ 1,000's		10%	12%		18%	18%

Spot Charter Revenues		-	-		-	-	-61.2%	10,850	27,941
$ 1,000's		0%	0%		0%	0%

Calendar Days	0.0%	184	184	0.0%	368	368	0.8%	3,128	3,103
		6%	6%		12%	12%

Vessel Operating Days	0.0%	184	184	1.4%	368	363	-0.3%	3,003	3,012
		6%	6%		12%	12%

Capacity Utilization	0.0%	100.0%	100.0%	1.4%	100.0%	98.6%	-1.1%	96.0%	97.1%

# Days Vessels on Time Charter	0.0%	184	184	1.4%	368	363	18.5%	1,720	1,451
		11%	13%		21%	25%

# Days Vessels on Spot Charter		-	-		-	-	-17.8%	1,283	1,561
		0%	0%		0%	0%

Average Daily Time Charter Rate	-20.0%	14,928	18,661	-4.4%	13,598	14,419	-22.9%	15,731	20,411

Average Daily Spot Charter Rate		-	-		-	-	-52.8%	8,455	17,899

Daily Direct Vessel Expenses	1.1%	7,799	7,711	-4.3%	6,923	7,237	0.8%	8,556	8,486
(per Vessel)

Average Age of Fleet at End of Period (Years)		7.6	6.6		7.0	6.0		8.2	8.6

# Vessels at End of Period	0.0%	2	2	0.0%	4	4	-5.6%	34	36
		6%	6%		12%	11%

Average Number of Vessels	0.0%	2.0	2.0	0.0%	4.0	4.0	0.9%	34.0	33.7
		6%	6%		12%	12%

DWT at End of Period	0.0%	145	145	0.0%	190	190	0.0%	5,417	5,417
1,000's		3%	3%		4%	4%

NINE MONTHS ENDED

	VLCC Fleet			Suezmax Fleet			Aframax Fleet
	% Change From Prior Period	September-11	September-10	% Change From Prior Period	September-11	September-10	% Change From Prior Period	September-11	September-10
		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period

Net Voyage Revenues	63.6%	39,764	24,304	-30.3%	57,393	82,394	-41.1%	30,945	52,512
$ 1,000's		26%	13%		38%	45%		21%	28%

Average Daily TCE	-28.2%	22,281	31,040	-37.1%	18,119	28,799	-21.5%	13,058	16,644

Time Charter Revenues	47.6%	21,812	14,780	-47.8%	17,529	33,596	-21.2%	22,231	28,216
$ 1,000's		26%	14%		21%	33%		27%	28%

Spot Charter Revenues	88.5%	17,952	9,524	-18.3%	39,864	48,798	-64.1%	8,714	24,296
$ 1,000's		27%	12%		60%	59%		13%	30%

Calendar Days	139.8%	1,911	797	-1.4%	3,229	3,276	-11.4%	2,662	3,003
		20%	9%		34%	38%		28%	34%

Vessel Operating Days	128.0%	1,785	783	10.7%	3,168	2,861	-24.9%	2,370	3,155
		20%	9%		35%	34%		26%	37%

Capacity Utilization	-4.9%	93.4%	98.2%	12.3%	98.1%	87.3%	-15.3%	89.0%	105.1%

# Days Vessels on Time Charter	123.5%	970	434	-28.2%	671	935	-15.6%	1,316	1,560
		21%	10%		15%	21%		29%	34%

# Days Vessels on Spot Charter	133.5%	815	349	29.6%	2,497	1,926	-34.0%	1,053	1,595
		18%	9%		56%	50%		24%	41%

Average Daily Time Charter Rate	-34.0%	22,489	34,056	-27.2%	26,142	35,932	-6.6%	16,890	18,087

Average Daily Spot Charter Rate	-19.3%	22,035	27,291	-37.0%	15,964	25,336	-45.7%	8,271	15,233

Daily Direct Vessel Expenses	-2.1%	10,665	10,892	10.1%	8,403	7,635	-7.6%	9,003	9,745
(per Vessel)

Average Age of Fleet at End of Period (Years)		6.9	7.0		7.4	12.0		13.2	9.0

# Vessels at End of Period	0.0%	7	7	0.0%	11	11	-25.0%	9	12
		21%	19%		33%	31%		27%	33%

Average Number of Vessels	141.4%	7.0	2.9	7.3%	11.8	11.0	-18.3%	9.8	12.0
		20%	9%		34%	34%		30%	33%

DWT at End of Period	0.0%	2,183	2,183	0.0%	1,691	1,691	0.0%	1,208	1,208
1,000's		40%	40%		31%	31%		22%	22%

NINE MONTHS ENDED

	Panamax Fleet			Handymax Fleet			Total Fleet
	% Change From Prior Period	September-11	September-10	% Change From Prior Period	September-11	September-10	% Change From Prior Period	September-11	September-10
		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period		Amount	Amount

Net Voyage Revenues	-20.9%	7,719	9,764	-5.6%	14,626	15,488	-18.4%	150,447	184,462
$ 1,000's		5%	5%		10%	8%

Average Daily TCE	-21.4%	14,164	18,015	-6.1%	13,517	14,394	-23.3%	16,812	21,915

Time Charter Revenues	-26.4%	7,413	10,078	-6.3%	14,517	15,488	-18.3%	83,502	102,158
$ 1,000's		9%	10%		17%	15%

Spot Charter Revenues	-197.5%	306	(314)		109	-	-18.7%	66,945	82,304
$ 1,000's		0%	0%		0%	0%

Calendar Days	0.0%	546	546	0.0%	1,092	1,092	8.3%	9,440	8,714
		6%	6%		12%	13%

Vessel Operating Days	0.6%	545	542	0.6%	1,082	1,076	6.3%	8,949	8,417
		6%	6%		12%	13%

Capacity Utilization	0.6%	99.8%	99.3%	0.6%	99.1%	98.5%	-1.9%	94.8%	96.6%

# Days Vessels on Time Charter	-4.3%	507	530	-2.0%	1,055	1,076	-0.4%	4,519	4,535
		11%	12%		23%	24%

# Days Vessels on Spot Charter	216.7%	38	12		27	-	14.1%	4,430	3,882
		1%	0%		1%	0%

Average Daily Time Charter Rate	-23.1%	14,622	19,015	-4.4%	13,760	14,394	-18.0%	18,479	22,527

Average Daily Spot Charter Rate	-130.7%	8,055	(26,216)		4,019	-	23.1%	15,111	21,201

Daily Direct Vessel Expenses	6.9%	8,264	7,731	5.8%	7,437	7,027	3.7%	8,910	8,590
(per Vessel)

Average Age of Fleet at End of Period (Years)		7.6	2.0		7.0	4.0		42.1	36.0

# Vessels at End of Period	0.0%	2	2	0.0%	4	4	-8.3%	33	36
		6%	6%		12%	11%

Average Number of Vessels	0.0%	2.0	2.0	0.0%	4.0	4.0	8.5%	34.6	31.9
		6%	6%		12%	13%

DWT at End of Period	0.0%	145	145	0.0%	190	190	0.0%	5,417	5,417
1,000's		3%	3%		4%	4%

Reconciliation Rider

Please see below for a reconciliation of the following adjusted amounts to Net Income

	Three Months Ended		Nine Months Ended
	Sep-11	Sep-10	Sep-11	Sep-10

Net Loss	$(37,228)	$(26,033)	$(92,725)	$(49,421)
+ Other Non-cash (income) / expense	(29,738)	1,095	(44,337)	731
+ Goodwill Impairment	-	-	1,818	-
+ Loss on impairment of vessel	10,684	-	10,684	-
+ Loss (gain) on disposal of vessels or vessel equipment	1,181	29	6,116	560
Adjusted Net Loss	$(55,101)	$(24,909)	$(118,444)	$(48,130)

Weighted average shares outstanding, thousands	118,601	86,304	105,887	66,892
Diluted average shares outstanding, thousands	118,601	86,304	105,887	66,892

Basic (loss) earnings per share	$(0.46)	$(0.29)	$(1.12)	$(0.72)
Diluted (loss) earnings per share	$(0.46)	$(0.29)	$(1.12)	$(0.72)

Please see below for a reconciliation of the following adjusted amounts to EBITDA

	Three Months Ended		Nine Months Ended
	Sep-11	Sep-10	Sep-11	Sep-10

Net Loss	$(37,228)	$(26,033)	$(92,725)	$(49,421)
+ Net Interest expense	31,244	21,379	81,137	59,228
+ Depreciation and amortization	23,339	25,413	68,851	70,014
EBITDA	$17,355	$20,759	$57,263	$79,821
+ Other Non-cash (income) / expense	(29,738)	1,095	(44,337)	731
+ Goodwill impairment	-	-	1,818	-
+ Loss on impairment of vessel	10,684	-	10,684	-
+ Loss (gain) on disposal of vessels or vessel equipment	1,181	29	6,116	560
+ Restricted stock compensation expense	1,961	2,211	5,941	4,393
+ Adjustment to Accruals for Bareboat Expense	690	-	1,812	-
Adjusted EBITDA	$2,133	$24,094	$39,297	$85,505